UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                                   CNS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

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     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                                  [LOGO] CNS(R)

                                    CNS, INC.
                                7615 SMETANA LANE
                          EDEN PRAIRIE, MINNESOTA 55344
                                 (952) 229-1500

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 15, 2002

                               ------------------

To the Stockholders of CNS, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of CNS, Inc. (the "Company") will be held on Wednesday, May 15, 2002 at 3:30 p.m., local time, at the Minneapolis Marriott City Center, 30 South 7th Street, Minneapolis, Minnesota for the following purposes:

     1. To elect eight (8) directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected;

     2. To ratify and approve the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending March 31, 2003; and

     3. To act upon any other matters that may properly be presented at the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

     The Board of Directors has fixed the close of business on March 18, 2002 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

                                        By Order of the Board of Directors,

                                        /s/ Daniel E. Cohen

                                        Daniel E. Cohen
                                        CHAIRMAN OF THE BOARD

Dated: April 3, 2002.

--------------------------------------------------------------------------------
 YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. THE PROXY IS SOLICITED BY MANAGEMENT AND MAY BE REVOKED OR WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS EXERCISED.
--------------------------------------------------------------------------------

                                    CNS, INC.
                                7615 SMETANA LANE
                          EDEN PRAIRIE, MINNESOTA 55344
                                 (952) 229-1500

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2002


                                 GENERAL MATTERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CNS, Inc., a Delaware corporation (the "Company"), from holders of Company Common Stock of proxies in the accompanying form to be voted at the Annual Meeting of Stockholders on Wednesday, May 15, 2002 at 3:30 p.m., local time (the "Annual Meeting"), and at any adjournments or postponements thereof.

     The Company intends to mail this Proxy Statement and the accompanying proxy card on or about April 3, 2002, to all holders of Common Stock of the Company as of the record date of March 18, 2002, who are entitled to vote at the Annual Meeting.

     Any stockholder giving a proxy will have the right to revoke it by written notice to the Secretary of the Company or by filing with the Secretary another proxy bearing a later date at any time before it is voted at the Annual Meeting. A stockholder wishing to vote in person after giving his or her proxy must first give written notice of revocation to the Secretary. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournments or postponements thereof.

     Under Delaware law, each item of business properly presented at a meeting of stockholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute a quorum. Votes cast by proxy or in person at the Annual Meeting of Stockholders will determine whether or not a quorum is present. If a stockholder abstains from voting on any matter, the Company intends to count the person abstaining as present for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders for the transaction of business but as not having voted for any proposal, although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions. Additionally, the Company intends to count broker "non-votes" as present for purposes of determining the presence or absence of a quorum for the transaction of business. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Therefore, abstentions and broker "non-votes" have the same effect as votes against the proposals.


                          OUTSTANDING VOTING SECURITIES

     Only stockholders of record as of the close of business on March 18, 2002, will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding 13,530,065 shares of common stock,

$.01 par value ("Common Stock"), each of which is entitled to one vote per share on each matter to be voted upon at the meeting. As provided in the Certificate of Incorporation of the Company, there is no cumulative voting. The Company has no class of voting securities outstanding other than the Common Stock.


           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of the close of business on March 18, 2002, the number and percentage of outstanding shares of Common Stock of the Company beneficially owned (i) by each person who is known to the Company to beneficially own more than five percent (5%) of the Common Stock of the Company,
(ii) by each director and nominee of the Company, (iii) by each executive officer named in the Summary Compensation Table below (each, a "Named Executive Officer"), and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons listed below may be reached at 7615 Smetana Lane, Eden Prairie, Minnesota 55344.

                                                         NUMBER OF SHARES          PERCENT
       NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIALLY OWNED(1)(2)(3)   OF CLASS
       ------------------------------------         ---------------------------   ---------
       Dimensional Fund Advisors, Inc.(4)                    1,096,800               8.1%
        1299 Ocean Avenue, 11th Floor
        Santa Monica, CA 9041

       Prudential Financial, Inc.(5)                           960,410               7.1%
        751 Broad Street
        Newark, NJ 07102-3777

       Group consisting of:                                    809,030               6.0%
       Mark E. Brady, Robert J. Suttman, II,
       Ronald L. Eubel, Bernie Holtgrieve,
       William Hazel, and Eubel Brady & Suttman
       Asset Management, Inc.
        7777 Washington Village Drive, Suite 210
        Dayton, OH 45459(6)

       Daniel E. Cohen(7)(8)(9)                                847,331               6.2%

       Marti Morfitt(8)(9)                                     375,080               2.7%

       Richard W. Perkins(8)(10)                               364,865               2.7%

       R. Hunt Greene(8)                                       140,000               1.0%

       Patrick Delaney(8)                                      120,066                 *

       David J. Byrd(9)                                        102,920                 *

       John J. Keppeler(9)                                      96,251                 *

       Andrew J. Greenshields(8)(11)                            94,000                 *

       Teri P. Osgood(9)                                        70,806                 *

       H. Robert Hawthorne(8)                                   20,000                 *

       Richard A. Peddie(8)                                      5,000                 *

       All directors, nominees and executive officers        2,445,278              16.5%
        as a group (14 persons)(12)

---------------------

  *  Indicates ownership of less than 1%.

 (1) Except as otherwise noted, all shares beneficially owned by each owner were owned of record, and each owner held sole voting power and sole investment power for all shares held.

 (2) Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of March 18, 2002: Mr. Cohen, 216,667 shares; Ms. Morfitt, 295,000 shares; Mr. Perkins, 100,000 shares; Mr. Greene, 40,000 shares, individually and 20,000 shares through a general partnership of which Mr. Greene is a general partner; Mr. Delaney, 100,000 shares; Mr. Byrd, 99,000 shares; Mr. Keppeler,

     68,800 shares; Mr. Greenshields, 90,000 shares; Ms. Osgood, 52,800 shares; Mr. Hawthorne, 20,000 shares; Mr. Peddie, 5,000 shares; and all directors, nominees and executive officers as a group, 1,275,067 shares.

 (3) Does not include the following number of shares underlying options which will vest if the director is re-elected to the Board of Directors at this Annual Meeting: Messrs. Perkins, Greene (through a general partnership of which Mr. Greene is the general partner), Delaney and Greenshields 5,000 shares; Messrs. Hawthorne and Peddie 10,000 shares.

 (4) The disclosure is based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2002 by Dimensional Fund Advisors, Inc.

 (5) The disclosure is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2002 by Prudential Financial, Inc. who reports sole voting and dispositive power with respect to 19,000 shares and shared voting and dispositive power with respect to 941,410 shares.

 (6) The disclosure is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002 by the above named persons. In addition to the 808,030 shares beneficially owned by the group, to which each reports shared voting and dispositive power, Ronald L. Eubel reports sole voting and dispositive power with respect to 1,000 shares.

 (7) Includes 327,332 shares of Common Stock owned of record by Mr. Cohen's spouse for which he has no voting or dispositive power.

 (8) Serves as a director of the Company and has been nominated for re-election.

 (9) Serves as an executive officer of the Company.

(10) Includes 183,826 shares of Common Stock held for the accounts of clients of Perkins Capital Management, Inc., a registered investment advisor, of which Mr. Perkins is the controlling shareholder, a director and President. Perkins Capital Management has no voting power with respect to such shares and has sole dispositive power with respect to such shares. Mr. Perkins and Perkins Capital Management, Inc. disclaim beneficial ownership of such shares. This total also includes 67,039 shares held in trusts for which Mr. Perkins is the sole trustee, 10,000 shares held in the Perkins Capital Management Profit Sharing Plan, and 4,000 shares held by a corporation of which Mr. Perkins is sole shareholder.

(11) Includes 4,000 shares of Common Stock held by Mr. Greenshields jointly with his spouse.

(12) Includes 327,332 shares of Common Stock owned by spouses and 4,000 shares owned jointly with spouses.


                             ELECTION OF DIRECTORS

                                  (PROPOSAL #1)

     Eight directors will be elected at the Annual Meeting. The Board of Directors has nominated for election the eight persons named below and each has consented to being named a nominee. If elected, all directors will serve until the next Annual Meeting or until their successors have been elected and qualified. If for any reason any of the nominees becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected.

     All of the nominees named below have been nominated by the Board of Directors of the Company. It is intended that proxies solicited by the Board of Directors will (unless otherwise directed) be voted "FOR" the election of the nominees for Director named below.

     The nominees are listed below with their ages, their present positions with the Company, their present principal occupations or employment and their principal occupations or employment for at least the past five years and their term in office as a director. Ms. Morfitt devotes her full working time to the business of the Company. As the Chairman of the Board, Mr. Cohen devotes part of his working time to the business of the Company. Messrs. Delaney, Greene, Greenshields, Hawthorne, Peddie and Perkins devote such time as is necessary to fulfill their duties as directors.

                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     DANIEL E. COHEN, 49, has served as the Company's Chairman of the Board since 1993 and has served as a director of the Company since its formation in 1982. Mr. Cohen also served as the Company's Chief Executive Officer from 1989 to June 2001 and as Treasurer from 1982 to March 1999. Mr. Cohen, a founder of the Company, is a medical doctor and board-certified neurologist.

     PATRICK DELANEY, 59, has served as a director of the Company since 1983 and as the Company's Secretary since 1995. Mr. Delaney is a partner in the Minneapolis-based law firm of Lindquist & Vennum P.L.L.P., counsel to the Company. He has been in the private practice of law since 1967. He is also a director of Community First Bankshares, Inc., a multi-bank holding company, and the secretary of Cardia, Inc., a manufacturer of medical devices.

     R. HUNT GREENE, 51, has served as a director of the Company since 1985. Mr. Greene has been an investment banker for over twenty years. He is presently Managing Director and Member of Greene Holcomb & Fisher LLC ("GH&F"), a Minneapolis investment banking firm that was formed in 1995. GH&F has provided the Company with certain financial advisory and investment banking services from time to time since 1996.

     ANDREW J. GREENSHIELDS, 64, has served as a director of the Company since 1986. Mr. Greenshields has been President of Pathfinder Ventures, Inc., Minneapolis, Minnesota, since 1980. He is also a general partner of Pathfinder Venture Capital Fund III and a general partner of Spell Capital Partners, LP, both of which are Minneapolis-based financial limited partnerships. Mr. Greenshields is also a director of Aetrium, Inc., a manufacturer of semi-conductor handling equipment.

     H. ROBERT HAWTHORNE, 57, has served as a director of the Company since 1999. Mr. Hawthorne has been Chief Executive Officer of Ocean Spray Cranberries, Inc., a Boston-based food and beverage company, since February 2000. From 1997 to 1999, Mr. Hawthorne served as a director, President and Chief Executive Officer of Select Comfort Corporation, a Minneapolis-based company that manufactures air beds and sleep related products. From 1986 to 1997, Mr. Hawthorne served in a series of positions of increasing responsibility with The Pillsbury Company, a Minneapolis-based manufacturer and distributor of food products, most recently serving from February 1992 to December 1997 as President of The Pillsbury Brands Group, a subsidiary of The Pillsbury Company.

     MARTI MORFITT, 44, has served as the Company's President and Chief Executive Officer since June 2001, its President and Chief Operating Officer from March 1998 to June 2001. Ms. Morfitt has served as a director of the Company since 1998. From September 1982 to February 1998, Ms. Morfitt served in a series of positions of increasing responsibility with The Pillsbury Company, a Minneapolis-based manufacturer and distributor of food products, most recently serving from May 1997 to February 1998 as Vice-President, Meals, and from February 1994 to May 1997 as Vice-President, Green Giant Brands. She also serves as a director of Graco, Inc., a Minneapolis-based manufacturer of fluid handling systems.

     RICHARD A. PEDDIE, 55, has served as a director of the Company since July 19, 2001. Mr. Peddie currently serves as President and Chief Executive Officer of Canadian-based Maple Leaf Sports & Entertainment, Ltd., which owns the Toronto Raptors Basketball Club, the Toronto Maple Leafs Hockey Team and Air Canada Centre, and has served in that capacity since 1998. From 1996 to 1998, Mr. Peddie served President and Chief Executive Officer of the Toronto Raptors Basketball Club. From 1994 to 1996, Mr. Peddie served as President and Chief Operating Officer of NetStar Communications, Inc., a Canadian-based broadcast company. From 1989 to 1994, Mr. Peddie served as the President and Chief Executive Officer of Stadium Corporation of Ontario (SkyDome). From 1985 to 1989, Mr. Peddie served as President and Chief Executive Officer of Pillsbury Canada Limited, a subsidiary of The Pillsbury Company and manufacturer and distributor of food products. From 1973 to 1985, Mr. Peddie served in positions of increasing responsibility with General Foods Limited, a manufacturer and distributor of food products, most recently serving from 1983 to 1985 as the President of the Hostess Food Products Division.

     RICHARD W. PERKINS, 71, has been a director of the Company since 1993. Mr. Perkins has been President, Chief Executive Officer and a director of Perkins Capital Management, Inc., a Minneapolis-based investment management company, since 1985. He is also a general partner of Spell Capital Partners, LP, a Minneapolis-based venture capital limited partnership. He is also a director of the following publicly-held companies: Bio-Vascular, Inc., a manufacturer of medical products; Intellefilm Corp., a producer of television and internet commercials; PW Eagle, Inc., a manufacturer of plastic pipe; Lifecore Biomedical, Inc., a medical device company; Nortech Systems, Inc., a contract manufacturer for the electronics industry; Quantech, Ltd., a development stage medical device company; Vital Images, Inc., a medical diagnostic software company; and Paper Warehouse, Inc., a retailer specializing in party supplies and paper products.

         ---------------------------------------------------------------
             MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED.
         ---------------------------------------------------------------

                      OTHER INFORMATION REGARDING THE BOARD

BOARD MEETINGS

     The Board of Directors met four times during 2001 and took action in writing in lieu of a meeting on two occasions. Each director attended at least 75% of the aggregate of the total number of Board meetings and Committee meetings on which he or she served during the fiscal year 2001.

COMMITTEES

     The Company has an Audit Committee, a Compensation Committee, a Governance Committee and an Investment Committee, all established by the Board of Directors. The composition and functions of each of those Committees is set forth below:

     AUDIT COMMITTEE. The Audit Committee of the Board of Directors, which is currently comprised of Messrs. Greene, Chairman, Greenshields and Perkins, met five times during 2001. The Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews and approves management's processes to ensure compliance with laws and regulations, reviews the scope and results of audits by and the recommendations of the Company's independent auditors, and approves services provided by the auditors. The Audit Committee also reviews the audited financial statements of the Company.

     COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors, which is currently comprised of Messrs. Greenshields, Chairman, Hawthorne and Peddie, met three times during 2001. Among other duties, the Compensation Committee makes recommendations to the Board of Directors regarding the employment practices and the policies of the Company and the compensation paid to executive officers of the Company. The Compensation Committee therefore also has the authority to make awards under and adopt and alter administrative rules and practices governing the Company's Stock Option Plans and Stock Purchase Plan ("Plans") and interpret the terms and provisions of the Plans and any award issued under those Plans.

     GOVERNANCE COMMITTEE. The Governance Committee, which is currently comprised of Messrs. Hawthorne, Chairman, Peddie and Delaney, met one time during 2001. The responsibilities of the Governance Committee include Board evaluation, Board membership recommendations and chief executive officer succession planning.

     INVESTMENT COMMITTEE. The Investment Committee, which is currently comprised of Messrs. Greene, Chairman, and Cohen and Ms. Morfitt, met two times during 2001. The responsibilities of the Investment Committee include the establishment of investment guidelines and strategies for the Company's short-term investments. The Investment Committee also evaluates the performance of the Company's investments.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending December 31, 2001, 2000 and 1999, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Marti Morfitt, the Company's Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company as determined in accordance with the Securities and Exchange Commission rules (together with Ms. Morfitt, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                   ------------
                                          ANNUAL COMPENSATION       SECURITIES
                                        ------------------------    UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR    SALARY ($)     BONUS ($)    OPTIONS (#)   COMPENSATION ($)(1)
---------------------------     ----    ----------     ---------    -----------   -------------------
Marti Morfitt                   2001     $336,310      $146,802       75,000           $      90
 President and                  2000      302,100       118,533       90,000                  90
 Chief Executive Officer        1999      275,000        90,889       60,000                  90

Daniel E. Cohen                 2001      210,465       133,925       50,000              77,353(2)
 Chairman of the Board          2000      275,600       108,135          -0-                 135
                                1999      253,750        83,864          -0-                 135

John J. Keppeler                2001      195,997        62,585       10,800               8,677(3)
 Vice President of              2000      185,500        52,170       10,800                  81
 Worldwide Sales                1999      167,515        41,718       18,000                  81

Teri P. Osgood                  2001      173,011        56,149        9,000                  81
 Vice President of              2000      163,242        46,930        7,200                  81
 U.S. Marketing                 1999      158,487        31,428       15,000                  81

David J. Byrd                   2001      165,608        45,910        9,000               7,393(4)
 Vice President of Finance      2000      157,850        37,161        9,000                 135
 Chief Financial Officer,       1999      150,334        29,811       15,000                 135
 and Treasurer

---------------------

(1) Unless otherwise identified, amount represents the payment by the Company of life insurance premiums on behalf of the Named Executive.

(2) Represents Company payments of $42,118 in respect of paid time-off benefits, $35,100 in respect of severance and $135 in respect of life insurance premiums paid on behalf of Mr. Cohen.

(3) Represents Company payments of $8,587 in respect of paid time-off benefits and $90 in respect of life insurance premiums paid on behalf of Mr. Keppeler.

(4) Represents Company payments of $7,258 in respect of paid time-off benefits and $135 in respect of life insurance premiums paid on behalf of Mr. Byrd.

STOCK OPTIONS

     The following table contains information concerning grants of stock options to the Named Executive Officers during the fiscal year ending December 31, 2001:


                        OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                            -----------------------------------------------------
                                                                                            POTENTIAL
                                                                                       REALIZABLE VALUE AT
                                              PERCENT                                    ASSUMED ANNUAL
                                NUMBER       OF TOTAL                                    RATES OF STOCK
                            OF SECURITIES     OPTIONS    EXERCISE OR                   PRICE APPRECIATION
                              UNDERLYING    GRANTED TO      BASE                       FOR OPTION TERM(1)
                               OPTIONS       EMPLOYEES      PRICE      EXPIRATION    ----------------------
NAME                         GRANTED (#)      IN 2001      ($/Sh)         DATE          5%           10%
----                        -------------   ----------   -----------   ----------    --------      --------
Marti Morfitt ............     75,000(2)       24.5%        $4.375      03/15/11     $206,356      $522,947
Daniel E. Cohen ..........     50,000(3)       16.3%         4.375      03/15/11      137,571       348,631
John J. Keppeler .........     10,800(4)        3.5%         4.375      03/15/11       29,715        75,304
Teri P. Osgood ...........      9,000(5)        2.9%         4.375      03/15/11       24,763        62,754
David J. Byrd ............      9,000(5)        2.9%         4.375      03/15/11       24,763        62,754

---------------------

(1) Potential realizable values shown above represent potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its Common Stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

(2) The option vests as follows: 25,000 shares on each of March 15, 2002, 2003 and 2004.

(3) The option vests as follows: 16,667 shares on each of March 15, 2002, 2003 and 2004.

(4) The option vests as follows: 3,600 shares on each of March 15, 2002, 2003 and 2004.

(5) The option vests as follows: 3,000 shares on each of March 15, 2002, 2003 and 2004.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ending December 31, 2001 and unexercised options held as of December 31, 2001:

                     AGGREGATED OPTION EXERCISES IN 2001 AND
                          FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                             SHARES                    UNDERLYING UNEXERCISED                IN-THE-MONEY
                            ACQUIRED                OPTIONS AT DECEMBER 31, 2001   OPTIONS AT DECEMBER 31, 2001(1)
                               ON         VALUE    ------------------------------  -------------------------------
NAME                        EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                       ----------  ----------  -------------  ---------------  -------------   --------------
Marti Morfitt ............    -0-          -0-         190,000        185,000         $150,500        $220,750
Daniel E. Cohen ..........    -0-          -0-         200,000         50,000                 (2)       53,750
John J. Keppeler .........    -0-          -0-          55,600         34,000          77,370           48,000
Teri P. Osgood ...........    -0-          -0-          42,400         18,800          69,605           29,823
David J. Byrd ............    -0-          -0-          88,000         20,000          37,475           31,563

--------------------

(1) Based on the closing sale price of $5.45 per share of Common Stock on December 31, 2001.

(2) The exercise price for these options was greater than the closing sale price on December 31, 2001.

REPORT ON EXECUTIVE COMPENSATION

     This is a report of the Compensation Committee of the Board of Directors of the Company, which is composed of the undersigned Board members, all of whom are nonemployee directors. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

     COMPENSATION PHILOSOPHY. The compensation philosophy of the Company is to
(i) provide competitive levels of compensation that are consistent with the Company's annual and long-term performance goals; (ii) recognize individual initiative and achievements; (iii) enhance the financial performance of the Company, and thus stockholder value, by significantly aligning the financial interests of the Company's executives with those of its stockholders; and (iv) assist the Company in attracting and retaining talented executives. To accomplish these objectives, the Company's executive compensation program consists of annual base salaries, cash bonuses and stock option grants. It is intended that, in judging appropriate levels of compensation, the Compensation Committee will take into account internally set performance goals and comparisons with the performance of other publicly-held consumer products companies which had rapidly growing revenues under $500 million.

     BASE SALARY. Executive base salary is reviewed annually and adjustments, if any, are based on levels of responsibility, job complexity, how the position relates to the Company's long-term strategic goals, internal equity, external pay practices, the rate of inflation and the individual's skills, experience and background. While there are no pre-established weightings given to these factors, particular importance is placed on attracting and retaining quality individuals in order to establish and secure an effective executive team for the Company. In 2001, the Compensation Committee recommended to the Board of Directors and the Board adopted a plan under which the base salaries of the executive officers were set effective April 1, 2001.

     CASH BONUS. Bonuses are awarded to executive officers based upon the Company's overall performance and upon the attainment of certain strategic objectives. Each year the Board of Directors approves the performance measures and specific financial targets selected for various bonus levels. In 2000 and 2001, the Company adopted incentive plans under which the Chairman of the Company and the Chief Executive Officer of the Company would be eligible for cash bonuses ranging from 25% to 100% of their base salaries. Under the same incentive plans, Vice Presidents of the Company were eligible for cash bonuses ranging from 15% to 60% of their base salaries. The incentive plan adopted in 2000 was based upon a fifteen-month period in order to coincide with the Company's planning cycle which ends on March 31. The amounts set forth in the Summary Compensation Table above for 2000 reflect the preliminary bonus compensation paid to the Named Executive Officers by the Company for the 2000 fiscal year. The amounts set forth in the Summary Compensation Table above for 2001 reflect the final bonus compensation paid to the Named Executive Officers by the Company for the fifteen-month period ended March 31, 2001. The incentive plan adopted in 2001 is based upon the twelve-month period which ends March 31, 2002. No amount is included in the Summary Compensation Table above for this plan since the amount, if any, cannot be determined until after the end of the twelve-month period ending March 31, 2002.

     STOCK OPTIONS. The long-term incentive aspect of the Company's executive compensation program is realized primarily by the granting of stock options. Stock option awards are viewed as a particularly important tool to attract experienced and talented executives and to encourage their long-term commitment and performance. The Company's Stock Option Plans include executive officers. Stock options are generally granted to executive officers at the time they are elected. The Compensation Committee has adopted the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholder's interests in enhancing shareholder value.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Ms. Morfitt's compensation for 1999-2001 is shown in the Summary Compensation Table above. Ms. Morfitt has served as the Company's President and Chief Operating Officer since March of 1998. In June of 2001, the Board of Directors appointed Ms. Morfitt to the position of Chief Executive Officer. Ms. Morfitt has managed the Company well in an increasingly competitive industry. Her leadership has been instrumental in guiding the development of Breathe Right(R) nasal strips, both in domestic and international markets, and the Fiber Choice(R) chewable fiber tablet. Ms. Morfitt has also been instrumental in expanding the Breathe Right(R) product line to include nasal strips for colds with Vicks(R) mentholated vapors and nasal strips for children. The Compensation Committee has determined Ms. Morfitt's compensation on these bases and commends her for her performance.

     BOARD ACTION. All recommendations of the Compensation Committee have been and are subject to Board of Director review and approval. Stock option grants by the Compensation Committee are not, however, subject to Board of Director review and approval.


                     SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:
                        Andrew J. Greenshields, Chairman
                               H. Robert Hawthorne
                                Richard A. Peddie

REPORT OF THE AUDIT COMMITTEE

     This is a report of the Audit Committee of the Board of Directors of the Company for the year ended December 31, 2001. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by the Board of Directors on November 30, 2000. Messrs. Greene (Chair), Greenshields and Perkins are members of the Audit Committee and each is an "independent director" as defined by The Nasdaq Stock Market listing standards.

     The Audit Committee held five meetings during fiscal year 2001. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company's independent accountants, KPMG LLP.

     During the meetings, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and KPMG LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with KPMG LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     KPMG LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with KPMG LLP.

     Based on the discussions with management and KPMG LLP, the Audit Committee's review of the representations of management and the report of KPMG LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                        SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:
                            R. Hunt Greene, Chairman
                             Andrew J. Greenshields
                               Richard W. Perkins

STOCK PERFORMANCE

     The graph below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Surgical, Medical and Dental Instruments and Supplies Index (the "Medical Instruments Index") (SIC Code 384, which includes 245 companies). The graph below compares with the two indicated indexes the cumulative total return of the Company's Common Stock over the last five fiscal years assuming a $100 investment on December 31, 1996 and assuming reinvestment of all dividends paid. The Company did not pay any dividends during this period. This graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.


                               [PLOT POINTS CHART]

                                                 FISCAL YEAR ENDING DECEMBER 31,
                                 ---------------------------------------------------------------
                                   1996       1997       1998       1999       2000       2001
     -------------------------------------------------------------------------------------------
      CNS, Inc.                  $100.00    $ 46.52    $ 23.91    $ 28.70    $ 24.79    $ 37.91
     -------------------------------------------------------------------------------------------
      Industry Index              100.00     119.93     156.02     148.80     191.76     199.41
     -------------------------------------------------------------------------------------------
      Nasdaq Market Index         100.00     122.32     175.52     304.29     191.25     152.46
     -------------------------------------------------------------------------------------------

     The Company's Common Stock closed at $5.45 per share on December 31, 2001.


EMPLOYMENT AGREEMENTS

     Ms. Morfitt, Mr. Keppeler, Ms. Osgood and Mr. Byrd each have employment agreements with the Company. The employment agreements with Ms. Morfitt, Mr. Keppeler, Ms. Osgood and Mr. Byrd, provide that they are entitled to base salaries, respectively, of $365,000, $198,450, $175,177 and $167,740 annually.
In addition, they may earn cash bonuses as established by the Board from time to time. Either the Company or Ms. Morfitt, Mr. Keppeler, Ms. Osgood or Mr. Byrd may terminate their respective agreements at any time on 30 days' advance, written notice. Each of the employment agreements with Ms. Morfitt, Mr. Keppeler, Ms. Osgood and Mr. Byrd, contains a noncompete obligation which remains in effect for a period of one year after termination of employment for any reason. The Company has also entered into an employment agreement with Mr. Cohen. This agreement was amended as of June 29, 2001 to extend its term until June 30, 2003 and to reflect Mr. Cohen's position as Chairman of the Board, a part-time regular executive position with the Company. Pursuant to the amended agreement, Mr. Cohen is entitled to a base salary of $140,400 and may earn a cash bonus as established by the Board from time to time. In addition to his base salary, Mr. Cohen is entitled to a severance payment of $140,400, payable in equal semi-monthly installments over a period of two years. Pursuant to the amended agreement, Mr. Cohen also agreed to continue to serve as Chairman of the Board of the

Company and as a director after July 1, 2003. Mr. Cohen's employment agreement also contains a noncompete obligation which remains in effect for a period of one year after termination of employment for any reason.

     Each of the employment agreements with Mr. Cohen, Ms. Morfitt, Mr. Keppeler, Ms. Osgood and Mr. Byrd provides that upon the termination of their employment with the Company during a period of twenty-four months following a Change in Control of the Company (i) by the Company other than for Cause, death or Disability, or (ii) by the employee for Good Reason (as such terms are defined in their employment agreements), then they shall be entitled to a lump sum payment equal to twenty-four times the average monthly cash compensation paid to them in the twenty-four months prior to termination and all of their outstanding options to purchase Common Stock of the Company shall immediately become fully vested and exercisable. If such a termination had occurred in 2001, the amounts payable pursuant to these employment agreements would have been as follows: Ms. Morfitt, $903,745; Mr. Cohen, $770,243; Mr. Keppeler, $496,339; Ms. Osgood, $430,832 and Mr. Byrd, $413,787.

     The amended employment agreement with Mr. Cohen also provides that, prior to a Change in Control, if the Company terminates Mr. Cohen's employment other than for Good Cause before the expiration of the agreement and enters into a standard release agreement covering all claims against the Company as defined in the employment agreement, the Company will pay (a) $11,700 per month, semi-monthly, until June 30, 2003, and (b) certain health insurance premiums. Moreover, if Mr. Cohen voluntarily terminates his employment prior to a Change in Control, the Company will continue to pay Mr. Cohen his semi-monthly severance payments, but all other payments and benefits will cease.

DIRECTOR COMPENSATION

     Directors who served during 2001 and were not otherwise directly or indirectly compensated by the Company were each paid directors' fees in the form of an annual retainer and meeting fee during 2001. The annual retainers for each of Messrs. Delaney, Greene, Greenshields, Hawthorne and Perkins, who served the entire fiscal year, was $5,000. The retainer for Mr. Peddie, who served as a director of the Company since July 19, 2001, was $4,167. In addition, non-employee directors received $1,000 for each board meeting they attended and were compensated for attending committee meetings not held on the same day as a regular board meeting at a rate of $750 per meeting. All cash director's fees paid to Mr. Delaney were assigned to Lindquist & Vennum and deducted from legal fees payable by the Company. Fees were also paid to Mr. Delaney's law firm, Lindquist & Vennum P.L.L.P., for legal services rendered to the Company during 2001. Fees were also paid to Greene Holcomb & Fisher LLC, a firm in which Mr. Greene is a principal, for certain financial advisory and investment banking services rendered to the Company during 2001.

     Mr. Peddie was elected to the Board on July 19, 2001. As new Board member, Mr. Peddie was granted a ten-year, non-qualified option to purchase 25,000 shares of Common Stock and a ten-year, non-qualified option to purchase 15,000 shares of Common Stock, each with an exercise price of $4.40 per share, the fair market value of the Common Stock on the date of the grant. All of the options granted to Mr. Peddie vest as follows: 5,000 shares on the date of grant and 5,000 shares on the date of each annual stockholders' meeting held during each succeeding year at which he is re-elected to the Board of Directors.

                               ------------------

                       APPOINTMENT OF INDEPENDENT AUDITORS

                                  (PROPOSAL #2)

     The Board of Directors has selected KPMG LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year ending March 31, 2003, and to perform other appropriate accounting services. Unless otherwise specified, proxies solicited by the Board of Directors will be voted "FOR" such appointment of KPMG LLP. In the event the appointment of KPMG LLP should not be ratified and approved by the stockholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

AUDIT FEES

     The aggregate fees billed to the Company by KPMG LLP for professional services rendered for the audit of the Company's consolidated annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal year 2001 were $64,450.

ALL OTHER FEES

     Other than those fees listed above, the aggregate fees billed to the Company by KPMG LLP for fiscal year 2001 were $56,808. This figure includes audit-related fees of $8,100 and nonaudit-related fees of $48,708. Audit-related fees include fees and costs associated with evaluating inventory procedures at an international distributor and the rendition of consents. Fees for nonaudit services include fees and costs associated with the rendition of tax-related and benefits services. The Audit Committee determined that the nonaudit services performed by KPMG LLP are not incompatible with maintaining KPMG LLP's independence with respect to the Company.

     A representative of KPMG LLP is expected to attend the Annual Meeting of Stockholders. He or she will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

             -------------------------------------------------------
               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF
                                    KPMG LLP.
            -------------------------------------------------------


                                  ANNUAL REPORT

     An Annual Report of the Company describing the Company's key activities and containing financial statements for the fiscal year ended December 31, 2001 accompanies this Notice of Annual Meeting and proxy solicitation material.


                              STOCKHOLDER PROPOSALS

     Stockholder proposals for consideration at the Company's 2003 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's Bylaws.

RULES GOVERNING PROPOSALS TO BE INCLUDED IN COMPANY'S PROXY MATERIALS

     The proxy rules of the Securities and Exchange Commission permit stockholders of the Company, after timely notice to the Company, to present proposals for stockholder action in the Company's Proxy Statement if such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by action of the Company in accordance with the proxy rules. As announced in 2002, the Company has changed its fiscal year end from December 31 to March 31. As a result, the Company plans to hold its 2003 Annual Meeting of Stockholders on or about

August 27, 2003, rather than in April or May when that meeting has been typically held in connection with the Company's former fiscal years ending on December 31. The Company anticipates mailing its proxy materials in connection with that meeting on or about July 14, 2003. For a stockholder proposal to be considered for inclusion in the Company's Proxy Statement for the 2003 Annual Meeting of Stockholders, the proposal must be in writing and received by the Secretary of the Company at its corporate offices no later than March 17, 2003, which is approximately 120 days from the anticipated mailing date of the materials for next year's meeting.

RULES GOVERNING OTHER PROPOSALS AND NOMINATIONS

     The Bylaws of the Company establish an advance notice procedure with regard to (a) certain business to be brought before an annual meeting of stockholders of the Company, and (b) the nomination by stockholders of candidates for election as directors:

          PROPERLY BROUGHT BUSINESS. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, has been otherwise properly brought before the meeting by or at the direction of the Board of Directors, or has been otherwise properly brought before the meeting by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. To be timely, the notice must be given by such stockholder to the Secretary of the Company not less than 45 days nor more than 60 days prior to the mailing date of the proxy materials for the Company's most recent annual meeting and comply with certain other requirements. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in the Company's Bylaws, which are available for inspection by stockholders at the Company's principal executive offices pursuant to Section 220 of the Delaware General Corporation Law. Nothing in the Bylaws precludes discussion by any stockholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

          SHAREHOLDER NOMINATION OF DIRECTORS. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 60 days prior to the mailing date of the proxy materials for the Company's most recent annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in the Company's Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of stockholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

In light of the change in the Company's fiscal year end, the Board of Directors of the Company will consider shareholder proposals and nominations submitted in connection with the 2003 Annual Meeting of Stockholders to be timely for purposes of the procedure established in the Company's Bylaws if received between May 15, 2003 and May 30, 2003. Such dates are not less than 45 days nor more than 60 days prior to the anticipated mailing date of July 14, 2003 for the proxy materials for the 2003 Annual Meeting of Stockholders.


                                  SOLICITATION

     The Company will bear the entire cost of soliciting proxies, including the cost of preparing, assembling, and mailing the proxies and soliciting material, as well as the cost of forwarding the material to the beneficial owners of stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.


                                     GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NASD. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company's knowledge, all insiders of the Company filed in a timely manner all such reports except that late reports were filed for Mss. Morfitt and Osgood and Messrs. Keppeler and Byrd in connection with purchases under the CNS, Inc. 1989 Employee Stock Ownership Plan.

OTHER BUSINESS

     The management of the Company does not know of any other business that may be presented for consideration at the Annual Meeting of Stockholders. If, however, any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the enclosed form of proxy will exercise their discretionary authority to vote said proxy in accordance with their best judgment.

     ALL PROXIES PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY STOCKHOLDERS. IF NO DIRECTION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S NOMINEES FOR DIRECTORS AND FOR THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Daniel E. Cohen

                                        Daniel E. Cohen
                                        CHAIRMAN OF THE BOARD

Minneapolis, Minnesota
April 3, 2002



                    PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

                                  [LOGO] CNS(R)

                                    CNS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 15, 2002

                              3:30 P.M., LOCAL TIME

                        MINNEAPOLIS MARRIOTT CITY CENTER
                               30 SOUTH 7TH STREET
                          MINNEAPOLIS, MINNESOTA 55402





[LOGO] CNS(R)  CNS, INC.
               7615 SMETANA LANE, EDEN PRAIRIE, MN 55344                   PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 15, 2002.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" EACH PROPOSAL.

By signing the proxy, you revoke all prior proxies and appoint Daniel E. Cohen and Patrick Delaney, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements.






                    SEE REVERSE SIDE FOR VOTING INSTRUCTIONS.

                       [ARROW] PLEASE DETACH HERE [ARROW]




           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

1.  Election of    01 Daniel E. Cohen         05 H. Robert Hawthorne    [ ] Vote FOR            [ ] Vote WITHHELD
    directors:     02 Patrick Delaney         06 Marti Morfitt              all nominees            from all nominees
                   03 R. Hunt Greene          07 Richard A. Peddie          (except as marked)
                   04 Andrew J. Greenshields  08 Richard W. Perkins


                                                                            ____________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,    |                                            |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)   |____________________________________________|

2.  Proposal to ratify and approve the appointment of KPMG LLP
    as the independent auditors of the Company.                            [ ] For       [ ] Against       [ ] Abstain

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO
DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ]    Indicate changes below:                         Date ______________________________

                                                                            ____________________________________________
                                                                           |                                            |
                                                                           |                                            |
                                                                           |____________________________________________|

                                                                           Signature(s) in Box
                                                                           Please sign exactly as your name(s) appears
                                                                           on Proxy. If held in joint tenancy, all
                                                                           persons must sign. Trustees,
                                                                           administrators, etc., should include title
                                                                           and authority. Corporations should provide
                                                                           full name of corporation and title of
                                                                           authorized officer signing the Proxy.